                                                                     EXHIBIT TC3


                             PEREGRINE SYSTEMS, INC.

                                   $58,800,000

                          6 1/2% SENIOR NOTES DUE 2007

                                    INDENTURE

                          Dated as of August ___, 2003

--------------------------------------------------------------------------------

                         U.S. BANK NATIONAL ASSOCIATION

                                     Trustee

--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE ACT SECTION                          INDENTURE SECTION
---------------------------                          -----------------
310(a)(1)......................................            7.10
(a)(2).........................................           10.10
(a)(3).........................................            N.A.
(a)(4).........................................            N.A.
(a)(5).........................................            7.10
(b)............................................        7.8;7.10
(c)............................................            N.A.
311(a).........................................            7.11
(b)............................................            7.11
(c)............................................            N.A.
312(a).........................................             2.5
(b)............................................            10.3
(c)............................................            10.3
313(a).........................................             7.6
(b)(1).........................................            N.A.
(b)(2).........................................             7.6
(c)............................................             7.6
(d)............................................             7.6
314(a)(1)......................................             N.A
(a)(2).........................................            N.A.
(a)(3).........................................            N.A.
(a)(4).........................................            N.A.
(b)(1).........................................            N.A.
(b)(2).........................................            N.A.
(c)(1).........................................            10.4
(c)(2).........................................            10.4
(c)(3).........................................            N.A.
(d)............................................            N.A.
(e)............................................            10.5
(f)............................................            N.A.
315(a).........................................             7.1
(b)............................................             7.5
(c)............................................             7.1
(d)............................................             7.1
(e)............................................            6.11
316(a)(1)......................................             6.5
(a)(2).........................................            N.A.
(b)............................................             6.7
(c)............................................             9.4
317(a)(1)......................................             6.8
(a)(2).........................................             6.9
(b)............................................             2.4
318(a).........................................            10.1

      N.A. means not applicable.

           *THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.

                                TABLE OF CONTENTS



                                                                                      PAGE
ARTICLE I . DEFINITIONS; TRUST INDENTURE ACT....................................         1

         Section 1.1       Definitions..........................................         1

         Section 1.2       Other Definitions....................................        11

         Section 1.3       Incorporation by Reference of Trust Indenture Act....        11

         Section 1.4       Rules of Construction................................        12

ARTICLE II THE NOTES............................................................        12

         Section 2.1       Form and Dating......................................        12

         Section 2.2       Execution and Authentication.........................        13

         Section 2.3       Registrar and Paying Agent...........................        14

         Section 2.4       Paying Agent to Hold Money in Trust..................        14

         Section 2.5       Holder Lists.........................................        15

         Section 2.6       Transfer and Exchange................................        15

         Section 2.7       Replacement Notes....................................        15

         Section 2.8       Outstanding Notes....................................        16

         Section 2.9       Treasury Notes.......................................        16

         Section 2.10      Temporary Notes; Global Notes........................        16

         Section 2.11      Cancellation.........................................        17

         Section 2.12      Defaulted Interest...................................        17

         Section 2.13      CUSIP Numbers........................................        17

ARTICLE III REDEMPTION..........................................................        18

         Section 3.1       Notices to Trustee...................................        18

         Section 3.2       Selection of Notes to be Redeemed....................        18

         Section 3.3       Notice of Redemption.................................        18

         Section 3.4       Effect of Notice of Redemption.......................        19

         Section 3.5       Deposit of Redemption Price..........................        19

         Section 3.6       Notes Redeemed in Part...............................        19

         Section 3.7       Optional Redemption..................................        19

         Section 3.8       Mandatory Redemption.................................        19

         Section 3.9       Change in Control....................................        20

ARTICLE IV COVENANTS............................................................        21

         Section 4.1       Payment of Notes.....................................        21

         Section 4.2       Compliance Certificate...............................        22

         Section 4.3       Stay, Extension and Usury Laws.......................        22

         Section 4.4       Corporate Existence..................................        22

         Section 4.5       Taxes................................................        23

         Section 4.6       Transactions with Affiliates.........................        23

         Section 4.7       Restricted Payments..................................        23

         Section 4.8       Change in Control....................................        25

         Section 4.9       SEC Reports..........................................        25

         Section 4.10      Maintenance of Properties............................        25

         Section 4.11      Issuance of Subsidiary Stock.........................        25

         Section 4.12      Asset Sales..........................................        26

         Section 4.13      Limitation on Liens..................................        28

         Section 4.14      Incurrence of Indebtedness...........................        28

ARTICLE V SUCCESSORS............................................................        30

         Section 5.1       Limitation on Merger, Sale or Consolidation..........        30

ARTICLE VI DEFAULTS AND REMEDIES................................................        31

         Section 6.1       Events of Default....................................        31

         Section 6.2       Acceleration.........................................        32

         Section 6.3       Other Remedies.......................................        32

         Section 6.4       Waiver of Past Defaults..............................        32

         Section 6.5       Control by Majority..................................        33

         Section 6.6       Limitation on Suits..................................        33

         Section 6.7       Rights of Holders to Receive Payment.................        33

         Section 6.8       Collection Suit by Trustee...........................        33

         Section 6.9       Trustee May File Proofs of Claim.....................        34

         Section 6.10      Priorities...........................................        34

         Section 6.11      Undertaking for Costs................................        34

ARTICLE VII TRUSTEE.............................................................        35

         Section 7.1       Duties of Trustee....................................        35

         Section 7.2       Rights of Trustee....................................        35

         Section 7.3       Individual Rights of Trustee.........................        36

         Section 7.4       Trustee's Disclaimer.................................        36

         Section 7.5       Notice of Defaults...................................        36

         Section 7.6       Reports by Trustee to Holders........................        36

         Section 7.7       Compensation and Indemnity...........................        37

         Section 7.8       Replacement of Trustee...............................        37

         Section 7.9       Successor Trustee by Merger, Etc.....................        38

         Section 7.10      Eligibility; Disqualification........................        38

         Section 7.11      Preferential Collection of Claims Against Company....        39

ARTICLE VIII DISCHARGE OF INDENTURE.............................................        39

         Section 8.1       Termination of Company's Obligations.................        39

         Section 8.2       Repayment to Company.................................        39

ARTICLE IX AMENDMENTS, SUPPLEMENTS AND WAIVERS..................................        39

         Section 9.1       Without Consent of Holders...........................        39

         Section 9.2       With Consent of Holders..............................        40

         Section 9.3       Compliance with Trust Indenture Act..................        40

         Section 9.4       Revocation and Effect of Consents....................        41

         Section 9.5       Notation on or Exchange of Notes.....................        41

         Section 9.6       Trustee Protected....................................        41

ARTICLE X MISCELLANEOUS.........................................................        41

         Section 10.1      Trust Indenture Act Controls.........................        41

         Section 10.2      Notices..............................................        42

         Section 10.3      Communication by Holders with other Holders..........        42

         Section 10.4      Certificate and Opinion as to Conditions Precedent...        42

         Section 10.5      Statements Required in Certificate or Opinion........        43

         Section 10.6      Rules by Trustee and Agents..........................        43

         Section 10.7      Legal Holidays.......................................        43

         Section 10.8      No Recourse Against Others...........................        43

         Section 10.9      Counterparts and Facsimile Signatures................        43

         Section 10.10     Variable Provisions..................................        44

         Section 10.11     Governing Law, Submission To Jurisdiction............        44

         Section 10.12     No Adverse Interpretation of Other Agreements........        44

         Section 10.13     Successors...........................................        44

         Section 10.14     Severability.........................................        44

         Section 10.15     Table of Contents, Headings, Etc.....................        45

      INDENTURE, dated as of August ____, 2003, between Peregrine Systems, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

      WHEREAS, on or about September 22, 2002, the Company and certain of its affiliates filed voluntary chapter 11 petitions under the Bankruptcy Reform Act of 1978, as amended, as set forth in title 11 of the United States Code, 11 U.S.C. Section 101 et seq., thereby Commencing Case No. 02-12740 (JFK)
(Jointly Administered) (the "Case") before the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

      WHEREAS, on or about July 14, 2003, the Company filed the Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc., as Modified, dated July 14, 2003 (the "Plan of Reorganization") with the Bankruptcy Court;

      WHEREAS, the Plan of Reorganization contemplates the issuance by the Company of $58,800,000 in aggregate principal amount of 6 -1/2% Senior Notes due 2007 (the "Notes") pursuant to an indenture;

      WHEREAS, on or about July 18, 2003, the Bankruptcy Court entered an order confirming the Plan of Reorganization and approving an indenture for the Notes substantially in the form filed with the Bankruptcy Court (the "Confirmation Order");

      WHEREAS, the Company filed with the Bankruptcy Court, on or about July __, 2003, a form of indenture, substantially in the form of this Indenture, pursuant to which the Notes were to be issued;

      NOW, THEREFORE, in consideration of the above recitals, the parties hereto agree as follows:

                                   ARTICLE I.
                        DEFINITIONS; TRUST INDENTURE ACT

Section 1.1 Definitions.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      "Agent" means any Registrar or Paying Agent.

      "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Significant Subsidiary or assumed in connection with the acquisition of assets from such Person.

      "Asset Acquisition" means, with respect to a Person, the purchase or acquisition by the Company or any of its Subsidiaries of (i) all or substantially all of the business assets of another Person (other than the Company or any of its Subsidiaries) or (ii) the Equity Interests of any Person (other than the Company or any of its Subsidiaries), in each case, in one or a series of related transactions.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition that does not constitute a Restricted Payment or an Investment by such Person of any of its non-cash assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any of the capital stock of any Subsidiary of such Person) other than to the Company or to any of its Significant Subsidiaries (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance); and (ii) the issuance of Equity Interests in any Subsidiaries or the sale of any Equity Interests in any Subsidiaries, in each case, in one or a series of related transactions, provided, that notwithstanding the foregoing, the term "ASSET SALE" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to Section 5.1; (b) the sale or lease of equipment, inventory or other assets in the ordinary course of business consistent with past practice and to the extent that such sales or leases are not part of the sale of the business in which such equipment was used or in which such inventory arose; (c) an issuance of Equity Interests by Significant Subsidiary to the Company or to another Significant Subsidiary; (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property; or
(e) Permitted Investments.

      "Asset Sale Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than the Notes) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP (but upon extinguishment or reduction of such reserve, such amount shall constitute Asset Sale Proceeds), but, in each case, excluding costs, expenses and other amounts paid to an Affiliate of the Company.

      "Available Asset Sale Proceeds" means the balance of the Asset Sale Proceeds remaining after the applications, if any, described in clauses
(iii)(a), (iii)(b), (iii)(c), and (iii)(d) of Section 4.12(a).

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

      "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "Board Resolution" means a resolution adopted by the Board of Directors of the Company.

      "Business Day" means any day that is not a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "APPROVED LENDER"), in each case with maturities of not more than twelve months from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody's and maturing within twelve months of the date of acquisition, (d) repurchase agreements with a bank or trust company or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Company shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of repurchase obligations, and (e) interests in money market mutual funds which invest solely in assets or securities of the type described in subparagraphs
(a), (b), (c) or (d) hereof.

      "Change in Control" means the occurrence of any of the following events:
(i) the Company merges with or into any other person, any other person merges into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person, other than any such transaction pursuant to which the holders of 60% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in elections of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 60% or more of the total continuing or surviving corporation immediately after such transaction; (ii) the approval by holders of the Company's Capital Stock of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or (iii) any person or group of related persons, as defined in Section 13(d) of the Exchange Act (a "Group"), shall become (A) the Beneficial Owner of more than 60% of the aggregate ordinary voting power represented by the issued and outstanding voting Capital Stock of the Company or (B) the owner of all or substantially all of the Company's assets. However, a Change in Control shall not be deemed to include (a) any distributions of cash, obligations, assets or Capital Stock or other transfer or transaction required by the Plan of Reorganization, (b) any pledge, hypothecation, or creation or assignment of a lien or security interest in or to any or all of the assets of the Company or any of its Subsidiaries, (c) the foreclosure of any lien or security interest in or to any or all of the assets of the Company or any of its Subsidiaries, or (c) or any merger or consolidation, if all of the consideration, excluding cash payments for fractional shares, in the merger or consolidation consists of common stock traded on a United States national securities exchange or quoted on any automated interdealer quotation system (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control).

      "Company" means the party named as such above until a successor replaces it in accordance with Article VII and thereafter means the successor.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, and
(v) all other extraordinary gains and extraordinary losses shall be excluded.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Depositary" shall mean The Depository Trust Company, its nominees and their respective successors.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "European Support Agreement" means the _______________________ dated _______________, _____________ between ___________ and _________________, as such agreement may be modified, extended or amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Existing Indebtedness" means the Fleet Debt, the Plan Obligations, and all other Indebtedness of the Company or its Subsidiaries in existence on the Issuance Date, as may be deferred, renewed, extended, amended, restated, supplemented or otherwise modified or replaced, in whole or in part, from time to time hereafter, together with any refunding or replacement of such Indebtedness, including, but not limited to, any other group of lenders, but shall not include an increase in the then outstanding principal amount of such Indebtedness based upon, arising out of, or resulting from such deferral, renewal, extension, amendment, restatement, supplement, modification, replacement, or refunding.

      "Fleet Debt" means all Indebtedness under the Fleet Facility Agreement, as such Indebtedness may be deferred, renewed, extended, amended, restated, supplemented or otherwise modified or replaced, in whole or in part, from time to time hereafter, together with any refunding or replacement of such Indebtedness, including, but not limited to, any other group of lenders, but shall not include an increase in the then outstanding principal amount of such Indebtedness based upon, arising out of, or resulting from such deferral, renewal, extension, amendment, restatement, supplement, modification, replacement, or refunding.

      "Fleet Facility Agreement" means collectively the "Fleet Purchase Documents", "SVB Purchase Documents" and "Trade Bank Purchase Documents", as identified in, and as amended, modified or supplemented pursuant to that certain Forbearance Agreement by and among Peregrine Systems, Inc., signatory Subsidiaries, Fleet Business Credit, LLC ("Fleet"), Wells Fargo HSBC Trade Bank, N.A. ("Wells"), and Silicon Valley Bank ("SVB" and, together with Fleet and Wells, the "Purchaser Banks"), dated as of August 26, 2002, in each case as heretofore supplemented, modified and amended and as the same are concurrently being modified and amended by that certain Agreement Regarding Purchaser Bank
Arrangements dated as of August   , 2003 (as so modified and amended, the
foregoing agreements are collectively referred to as the "Purchase Documents"), by and among the Company, certain of its Subsidiaries, and the Purchaser Banks, including any related release agreements, pledges, security interests, instruments, and agreements executed or granted in connection therewith, and in each case as amended, modified, renewed, refunded, refinanced, replaced, or restated, from time to time and including any such agreements, documents or instruments with any lender or group of lenders that may at any time succeed to all or any portion of the Purchaser Banks' interests under the Purchase Documents.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the Issuance Date and are applied on a consistent basis.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantor" means any Person that is obligated under a Guarantee.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means a Person in whose name a Note is registered in the register referred to in Section 2.03.

      "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an ordinary course of business accrued expense or ordinary course of business trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

      "Indenture" means this Indenture, as amended from time to time.

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company or any direct or indirect parent of the Company shall not be deemed to be an Investment.

      "Issuance Date" means the date on which the Notes are first authenticated and issued.

      "Legal Holiday" has the meaning set forth in Section 10.7 hereof.

      "Leverage Ratio" means the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of the Company and its Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (ii) the Company's EBITDA on a consolidated basis in accordance with GAAP for the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, the Company's "EBITDA" shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Significant Subsidiaries (including any Person who becomes a Significant Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness and the application of Asset Sale Proceeds) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

      "New Senior Debt" means Senior Indebtedness of the Company or any of its Subsidiaries, whether secured or unsecured, in an aggregate amount not to exceed $40,000,000 at any one time outstanding, as deferred, renewed, extended, amended, modified, renewed, refunded, replaced, restated, or refinanced from time to time and including any such agreements, documents or instruments with any lender or group of lenders that at any time succeed to or refinance, replace or substitute for all or any portion of the New Senior Debt.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable by a Person.

      "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

      "Officers' Certificate" means a certificate of the Company signed by two Officers, one of which must be the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer or a Vice President of the Company.

      "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

      "Payment Date" means each semiannual principal and interest payment date on February 15 and August 15 of each year commencing on February 15, 2004.

      "Permitted Investments" means (a) any Investments by the Company in a Significant Subsidiary that is engaged in the same or a similar line of business that the Company and its Subsidiaries were engaged in on the Issuance Date and reasonable extensions or expansions thereof; (b) any Investments in Cash Equivalents; (c) Investments by the Company or any Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Significant Subsidiary and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issuance Date and reasonable extensions or expansions thereof or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Significant Subsidiary and that is engaged in the same or a similar line of business as the Company and its Subsidiaries were engaged in on the Issuance Date and reasonable extensions or expansions thereof; (d) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12; (e) Investments outstanding as of the Issuance Date; (f) the performance of any obligations by the Company or by any of its Subsidiaries of any of their respective agreements as of the Issuance Date, as any such agreements may be amended, modified or extended, including but not limited to the European Support Agreement, (g) the transfer of cash and Cash Equivalents by the Company to any of its Subsidiaries or by any Subsidiary of the Company to the Company or any other Subsidiary of the Company as an intercompany advance in the ordinary course of business and consistent with the past practice of the Company and its Subsidiaries; (h)(i) other Investments that do not exceed $5,000,000 in the aggregate at any time outstanding, and (ii) if the amount specified in clause (f)(i) above has been fully utilized, other Investments (in addition to those permitted by clause (f)(i) above) that (A) are each individually approved by the Board of Directors as evidenced by a Board Resolution delivered to the Trustee contemporaneously with such Investment and
(B) in the aggregate do not exceed $5,000,000 at any time outstanding.

      "Permitted Liens" means (i) Liens securing obligations under this Indenture and the Notes; (ii) Liens securing New Senior Debt in an aggregate principal amount at any time outstanding not to exceed $40,000,000; (iii) Liens in favor of the Company or any Subsidiary; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company in accordance with the provisions of this Indenture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the Issuance Date securing any Existing Indebtedness; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) carriers', warehousemen's, mechanics', materialmen's, repairmen's, or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted; (x) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that the rental payments secured thereby are not yet due and payable;
(xi) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding and that
(a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary; (xii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries; (xiv) Purchase Money Liens and Capital Lease Obligations (including extensions and renewals thereof); (xv) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) judgment and attachment Liens not giving rise to an Event of Default; (xvii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (xviii) Liens arising out of consignment or similar arrangements for the sale of goods; and (xix) any interest or title of a lessor in property subject to any operating lease.

      "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

      "Plan Obligations" means any and all Obligations of the Company and its Subsidiaries with respect to Administrative Expenses, Tax Claims, Priority Non-Tax Claims, Secured Claims, General Unsecured Claims, Convenience Claims, Securities Claims, or Intercompany Claims within the meaning of the Plan of Reorganization and Confirmation Order, and any and all other Obligations of the Company or any of its Subsidiaries arising under the Plan of Reorganization and Confirmation Order, whether before or after the Issuance Date, including but not limited to any Obligations under the Litigation Trust Agreement, as defined in the Plan of Reorganization, as any such Obligations may be amended, modified, renewed, refunded, replaced, restated, or refinanced from time to time and including any such agreements, documents or instruments with any lender or group of lenders that at any time succeed to or refinance, replace or substitute for all or any portion of the Plan Obligations.

      "Preferred Stock" means any preferred stock of the Company or any Subsidiary of the Company.

      "Purchase Money Indebtedness" of any Person means any Indebtedness of such Person to any seller or any other Person incurred or assumed to finance the purchase, or the cost of construction or improvement, of real or personal property to be used in the business of such Person or any of its Subsidiaries in an amount that is not more than 100% of the cost, or fair market value, as appropriate, of such property, and incurred within 180 days after the date of such acquisition (excluding accounts payable to trade creditors incurred in the ordinary course of business).

      "Purchase Money Lien" means a Lien granted on an asset or property to secure Purchase Money Indebtedness incurred solely to finance the purchase, or the cost of construction or improvement, of such asset or property; provided, however, that such Lien encumbers only such asset or property and is granted within 180 days of such acquisition.

      "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries, but shall not include any increase in the then outstanding principal amount of such Indebtedness based upon, arising out of, or resulting from such extension, refinancing, renewal, replacement, defeasance, or refunding.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Senior Indebtedness" means the principal of, premium, if any, interest on, and other amounts due on or in connection with any Indebtedness of the Company whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, Indebtedness of the kind described in this clause) unless, in the case of any particular Indebtedness, deferral, renewal, extension, refunding, amendment, modification or supplement, the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness, deferral, renewal, extension, refunding, amendment, modification or supplement shall not be senior in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, however, Senior Indebtedness shall not include (a) Indebtedness or amounts owed for goods or services, (b) Indebtedness of the Company to a Subsidiary of the Company or of a Subsidiary of the Company to the Company or of a Subsidiary of the Company to another Subsidiary of the Company, (c) Indebtedness to, or guaranteed on behalf of, any officer or director of the Company or any Affiliate of the Company, or (d) the Notes.

      "Significant Subsidiary" means any Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

      "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

      "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.2 Other Definitions.

         Term                                                   Defined in Section
         ----                                                   ------------------
         "Affiliate Transaction"                                       4.6
         "Agent Members"                                               2.1(c)
         "Approved Lender"                                             1.1
         "Authentication Order"                                        2.2
         "Bankruptcy Court"                                            Recitals
         "Bankruptcy Law"                                              6.1
         "Case"                                                        Recitals
         "Change in Control Commencement Date"                         3.9
         "Change in Control Offer"                                     3.9
         "Change in Control Offer Amount"                              3.9
         "Change in Control Payment"                                   4.8
         "Change in Control Purchase Date"                             3.9
         "Change in Control Tender Period"                             3.9
         "Confirmation Order"                                          Recitals
         "Custodian"                                                   6.1
         "Event of Default"                                            6.1
         "Excess Proceeds Offer"                                       4.12(a)
         "Excess Proceeds Offer Period"                                4.12(b)
         "Four Quarter Period"                                         1.1
         "Global Note"                                                 2.1
         "Notes"                                                       Recitals
         "Paying Agent"                                                2.3
         "Plan of Reorganization"                                      Recitals
         "Registrar"                                                   2.3
         "Reinvestment Date"                                           4.12(a)
         "Restricted Payment"                                          4.7

Section 1.3 Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes means the Company or any other obligor on the Notes.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4 Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP consistently applied;

      (c) "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e) provisions apply to successive events and transactions;

      (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

      (g) a reference to "$" or U.S. Dollars is to United States dollars.

                                   ARTICLE II

                                    THE NOTES

Section 2.1 Form and Dating.

      (a) General.

      The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, which is hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). The Company shall furnish any such legend not contained in Exhibit A to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions of the Notes set forth in Exhibit A are part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes.

      The Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, which shall be deposited with the Trustee, as custodian, for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

      (c) Book-Entry Provisions.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(c), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

      Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

      (d) Certificated Notes.

      A Global Note is exchangeable for definitive notes in registered certificated form if (1) the Depository (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act; (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the certificated Notes; or (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Section 2.2 Execution and Authentication.

      One Officer shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall, upon a written order of the Company signed by an Officer (an "AUTHENTICATION ORDER"), authenticate (1) Notes for original issue up to an aggregate principal amount stated in Section 6 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $58,800,000 except as provided in Section 2.7.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate.

Section 2.3 Registrar and Paying Agent.

      The Company shall maintain in the Borough of Manhattan, City of New York, State of New York, (i) offices or agencies where the Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) offices or agencies where the Notes may be presented for payment ("Paying Agent"). The Company initially designates U.S. Bank National Association, an Affiliate of the Trustee, at its corporate trust offices in the Borough of Manhattan, City of New York, State of New York to act as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents in such other locations as it shall determine. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Affiliates may act as Paying Agent or Registrar.

Section 2.4 Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for the money. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.5 Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.6 Transfer and Exchange.

      Where Notes are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.6 or 9.5 hereof).

      The Company shall not be required (i) to issue, register the transfer of or exchange any Note for a period beginning at the opening of business 15 days before the day of any selection of Notes to be redeemed under Section 3.2 hereof and ending at the close of business on the day of selection, or (ii) to register the transfer, or exchange, of any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

      Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with Section 2.1(c) and this Section
2.6. Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      Neither the Company nor the Trustee shall have any responsibility for any actions taken or not taken by the Depositary and the Company shall have no responsibility for any actions taken or not taken by the Trustee as agent or custodian of the Depositary.

Section 2.7 Replacement Notes.

      If the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken or if such Note is mutilated and is surrendered to the Trustee, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's and the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of both to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8 Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

      If a Note is replaced, paid or purchased pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced, paid or purchased Note is held by a bona fide purchaser.

      If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9 Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10 Temporary Notes; Global Notes.

      (a) Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

      (b) A Global Note deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes only (i) in accordance with Section 2.1(d), or (ii) if such transfer complies with Section
2.6 and (A) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days after receipt of such notice or after it becomes aware of such cessation or (B) an Event of Default has occurred and is continuing.

      (c) Any Global Note that is transferable to the beneficial owners thereof in the form of certificated Notes pursuant to Section 2.1(d) or to this Section
2.10 shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Notes of authorized denominations in the form of certificated Notes. Any portion of a Global Note transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct.

      (d) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

      (e) In the event of the occurrence of either of the events specified in
Section 2.10(b), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

Section 2.11 Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall promptly cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes as the Company directs. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

      If the Company fails to make a payment of interest on the Notes, it shall pay such defaulted interest plus any interest payable on the defaulted interest, in any lawful manner. It may pay such defaulted interest, plus any such interest payable on it, to the Persons who are Holders on a subsequent special record date. The Company shall fix any such record date and payment date, provided that no such record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before any such record date, the Company shall mail to Holders a notice that states the special record date, the related payment date and amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other notices as a convenience to holders of Notes; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                                   REDEMPTION

Section 3.1 Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions of the Notes and Section 3.7 hereof, it shall notify the Trustee of the redemption date and the principal amount of Notes to be redeemed. The Company shall give the notice provided for in this Section 3.1 at least 45 days but no more than 60 days before the redemption date, unless a shorter notice period shall be satisfactory to the Trustee. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

Section 3.2 Selection of Notes to be Redeemed.

      If less than all of the Notes are to be redeemed at any time, selection of Notes shall be made by the Trustee on a pro rata basis or by lot or by a method that complies with the requirements of any exchange on which the Notes are listed and that the Trustee considers fair and appropriate, provided that no Notes of $1,000 or less shall be redeemed in part. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Notes outstanding not previously called for redemption. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

Section 3.3 Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. The notice shall identify the Notes to be redeemed and shall state:

      (a) the redemption date;

      (b) the redemption price;

      (c) if any Note is to be redeemed in part only, the portion of the principal amount thereof redeemed, and that, after the redemption date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Note;

      (d) the name and address of the Paying Agent;

      (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

      (f) that interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (g) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

      (h) the "CUSIP" number of the Notes to be redeemed.

      At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided that the Company shall have delivered to the Trustee, at least 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice, as provided in the preceding paragraph.

Section 3.4 Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become due and payable on the redemption date at the price set forth in the Note. A notice of redemption may not be conditional.

Section 3.5 Deposit of Redemption Price.

      On or before the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

Section 3.6 Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7 Optional Redemption.

      The Company may redeem all or any portion of the Notes, upon the terms and at the redemption prices set forth in the Notes. Any redemption pursuant to this
Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

Section 3.8 Mandatory Redemption.

      Other than as set forth in the Note, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.9 Change in Control.

      (a) In the event that, pursuant to Section 4.8 hereof, the Company shall commence an offer to all Holders to purchase the Notes (the "CHANGE IN CONTROL OFFER"), the Company shall follow the procedures in this Section 3.9.

      (b) The Change in Control Offer shall remain open for a period specified by the Company which shall be no less than 30 calendar days and no more than 60 calendar days following its commencement (the "CHANGE IN CONTROL COMMENCEMENT DATE") (as determined in accordance with Section 4.8 hereof), except to the extent that a longer period is required by applicable law (the "CHANGE IN CONTROL TENDER PERIOD"). Upon the expiration of the Tender Period (the "CHANGE IN CONTROL PURCHASE DATE"), the Company shall purchase the principal amount of all of the Notes required to be purchased pursuant to Section 4.8 hereof (the "CHANGE IN CONTROL OFFER AMOUNT").

      (c) If the Change in Control Purchase Date is on or after a Record Date and on or before the related Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change in Control Offer.

      (d) The Company shall provide the Trustee with notice of the Change in Control Offer at least 10 days before the Commencement Date.

      (e) On or before the 15th day after the Change in Control, the Company or the Trustee (at the expense of the Company) shall send, by first class mail, a notice to each of the Holders, which shall govern the terms of the Change in Control Offer and shall state:

            (i) that the Change in Control Offer is being made pursuant to this
Section 3.9 and Section 4.8 hereof;

            (ii) that all Notes validly tendered will be accepted for payment and the length of time the Change in Control Offer will remain open;

            (iii) the purchase price (as determined in accordance with Section
4.8 hereof) and the Change in Control Purchase Date;

            (iv) that any Note or portion thereof not tendered or accepted for payment will continue to accrue interest;

            (v) that, unless the Company defaults in the payment of the purchase price, any Note or portion thereof accepted for payment pursuant to the Change in Control Offer will cease to accrue interest after the Change in Control Purchase Date;

            (vi) that Holders electing to have a Note or portion thereof purchased pursuant to any Change in Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase Upon a Change in Control" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change in Control Purchase Date; and

            (vii) that Holders shall be entitled to withdraw their election if the Paying Agent, receives, not later than the close of business on the second Business Day preceding the Change in Control Purchase Date, or such longer period as may be required by law, a letter or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of the Holder, the principal amount of the Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note or portion thereof purchased;

            (viii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion shall be equal to $1,000 or an integral multiple thereof in principal amount; and

            (ix) the "CUSIP" number of the Notes to be purchased.

      (f) On or prior to the Change in Control Purchase Date, the Company shall irrevocably deposit with the Trustee or a Paying Agent in immediately available funds an amount equal to the Change in Control Offer Amount to be held for payment in accordance with the terms of this Section 3.9. On the Change in Control Purchase Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof properly tendered pursuant to the Change in Control Offer, (ii) deliver or cause the Depositary or Paying Agent to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officers' Certificate stating such Notes or portions thereof have been accepted for payment by the Company in accordance with the terms of this Section 3.9. The Paying Agent shall promptly (but in any case not later than ten (10) calendar days after the Change in Control Purchase Date) mail or deliver to each tendering Holder, or, if any Holder requests in writing, wire transfer immediately available funds to an account previously specified in writing by such Holder to the Company and the Paying Agent, an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by or on behalf of the Company to the Holder thereof. The Company will publicly announce in a newspaper of general circulation the results of the Change in Control Offer on or as soon as practicable after the Change in Control Purchase Date.

(g) The Change in Control Offer shall be made by the Company in compliance with all applicable provisions of the Exchange Act, and all applicable tender offer rules promulgated thereunder, and shall include all instructions and materials necessary to enable the Holders to tender their Notes.

                                    ARTICLE IV

                                    COVENANTS

Section 4.1       Payment of Notes.

         The Company shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate of the Company) holds on that date money designated for and sufficient to pay all principal, premium, if any, and interest then due. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal and premium, if any, at the rate borne by the Notes, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section 4.2 Compliance Certificate.

      The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under, and complied with the covenants and conditions contained in, this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant, and complied with the covenants and conditions contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal or of interest, if any, on the Notes are prohibited.

         One of the Officers signing such Officers' Certificate shall be either the Company's principal executive officer, principal financial officer or principal accounting officer.

         The Company will, so long as any of the Notes are outstanding, deliver to the Trustee forthwith upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default.

Section 4.3 Stay, Extension and Usury Laws.

      The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.4 Corporate Existence.

      Subject to Article VII hereof, to the extent permitted by law the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Significant Subsidiary of the Company in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

Section 4.5 Taxes.

      The Company shall, and shall cause each of its Significant Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or governmental levy if the Board of Directors shall determine that such payment is not advantageous to the conduct of the business of the Company and that the failure to so pay is not disadvantageous in any material respect to the Holders.

Section 4.6 Transactions with Affiliates.

      The Company shall not, and shall not permit any of its Significant Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person, provided, however, that the following shall not be deemed to be Affiliate Transactions: (t) the payment or agreement to pay any Existing Indebtedness, (u) the performance by the Company or by any of its Subsidiaries of any of their respective Obligations under any agreements in effect as of the Issuance Date, including but not limited to the European Support Agreement, (v) the transfer of cash and Cash Equivalents by the Company to any of its Subsidiaries or by any Subsidiary of the Company to the Company or any other Subsidiary of the Company as an intercompany advance in the ordinary course of business and consistent with the past practice of the Company and its Subsidiaries; (w) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (x) Restricted Payments permitted by
Section 4.7, (y) any issuance of Capital Stock by a Subsidiary permitted by
Section 4.11, and (z) Asset Sales in accordance with Section 4.12.

Section 4.7 Restricted Payments.

      The Company shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Significant Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) (other than dividends or distributions payable in Equity Interests of the Company or dividends or distributions payable to the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Significant Subsidiary of the Company (other than any such Equity Interests owned by the Company); or (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated to the Notes, except at final maturity, other than through the purchase or acquisition by the Company of Indebtedness through the issuance in exchange therefor of Equity Interests (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the Issuance Date (excluding Restricted Payments permitted by clauses (ii) and (iii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) $5,000,000 plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the Issuance Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) to the extent not included in the amount described in clause (ii) above, 100% of the aggregate net cash proceeds received after the Issuance Date by the Company from the issue or sale of, or from additional capital contributions in respect of, Equity Interests of the Company or of debt securities of the Company that have been converted into, or cancelled in exchange for, Equity Interests of the Company (other than Equity Interests (or convertible debt securities) sold to a Subsidiary or an Affiliate of the Company).

      The foregoing provisions shall not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary or an Affiliate of the Company) of, or from substantially concurrent additional capital contributions in respect of, other Equity Interests of the Company; provided that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clauses (b)(ii) and (b)(iii) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of Indebtedness that is contractually subordinated to the Notes with the net cash proceeds from an incurrence of Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary or an Affiliate of the Company) of, or from substantially concurrent additional capital contributions in respect of, Equity Interests of the Company; provided, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clauses (b)(ii) and (b)(iii) of the preceding paragraph; or (iv) any distributions of cash, obligations, assets or Capital Stock or other transfer or transaction contemplated by the Plan of Reorganization.

      The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.8 Change in Control.

      Upon the occurrence of a Change in Control, each Holder shall have the right to require the Company to purchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes on a date fixed by the Company that is no earlier than 30 nor later than 60 days from the date the Company gives notice of the Change in Control. The Company shall be required to make a Change in Control Offer for an amount of cash equal to 101% of the principal amount of the Notes on the Change in Control Purchase Date, plus accrued and unpaid interest, if any, to the Change in Control Purchase Date (the "CHANGE IN CONTROL PAYMENT").

      Notwithstanding the foregoing, the Company shall not be required to make a Change in Control Offer if a third party makes an offer to purchase the Notes in the manner, at the times and otherwise in compliance with the requirements of
Section 3.9 that the Company would otherwise be required to make and that third party purchases all of the Notes validly tendered and not withdrawn in such offer.

Section 4.9 SEC Reports.

      Commencing January 1, 2004, the Company shall file with the Trustee within 15 days after it files them with the SEC copies of any annual reports and of any information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. If this Indenture is qualified under the TIA, the Company also shall comply with the other provisions of Section 314(a) commencing on January 1, 2004.

Section 4.10 Maintenance of Properties.

      The Company shall cause all material properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in such condition, repair and working order as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation of or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors desirable in the conduct of the business of the Company or any Significant Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.11 Issuance of Subsidiary Stock.

      The Company (a) will not permit any of its Significant Subsidiaries to issue any Preferred Stock (other than to the Company or a Significant Subsidiary) and (b) will not permit any Person (other than the Company or a Significant Subsidiary of the Company) to own any Preferred Stock of any Significant Subsidiary of the Company; provided, however, that this section shall not prohibit the sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Significant Subsidiary of the Company owned by the Company or any of its Significant

Subsidiaries in compliance with the other provisions of this Indenture or (y) to the extent mandated by applicable law, directors' qualifying shares or investments by foreign nationals.

Section 4.12 Asset Sales.

      (a) The Company will not, and will not permit any of the Significant Subsidiaries to, consummate an Asset Sale (other than any Asset Sale, the Asset Sale Proceeds of which are less than $5,000,000, provided that such Asset Sale Proceeds, when aggregated with the Asset Sale Proceeds of all previous Asset Sales of the Company or its Significant Subsidiaries following the Issuance Date, are not more than $20,000,000) unless (i) the Company or such Significant Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, and evidenced by a Board Resolution); (ii) not less than 75% of the consideration received by the Company or such Significant Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however, that the amount of (x) any liabilities of the Company or any Significant Subsidiaries that are assumed by the transferee of such assets for which the Company and its Significant Subsidiaries are released, including any such Indebtedness of a Significant Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by the Company or any such Significant Subsidiary which are converted into cash within 180 days after such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; and (iii) the Asset Sale Proceeds received by the Company or such Significant Subsidiary are applied (a) first, to the extent the Company elects, or is required, to permanently prepay, repay or purchase New Senior Debt within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company is required other than pursuant to the terms of this Indenture, to permanently prepay, repay or purchase existing Senior Indebtedness other than the New Senior Debt (including but not limited to Purchase Money Indebtedness that ranks pari passu in right of payment with the Notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a Lien granted pursuant to clause (ix) of the definition of Permitted Liens) within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (c) third, to the extent of 50% of the balance of Asset Sale Proceeds after application as described above, to permanently prepay, repay or purchase any Indebtedness, the incurrence of which by the Company or any of its Subsidiaries was permitted under clause (viii) of the second paragraph of Section 4.14 and no other clause of such paragraph within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (d) fourth, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company and the Significant Subsidiaries as conducted at the time of such Asset Sale, provided, however, that such investment occurs and such Asset Sale Proceeds are so applied within 270 days following the receipt of such Asset Sale Proceeds (the "REINVESTMENT DATE"); and (e) fifth, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed

$1,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "EXCESS PROCEEDS OFFER"). To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds, then Notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

      (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders with a copy to the Trustee which shall include, among other things, the instructions, determined by the Company, that each such Holder must follow in order to have such Notes repurchased and the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

            (i) that the Excess Proceeds Offer is being made pursuant to this section and that the Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law (the "EXCESS PROCEEDS OFFER PERIOD");

            (ii) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

            (iii) the purchase price and the purchase date (the "EXCESS PROCEEDS OFFER PURCHASE DATE") which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

            (iv) that any Note not tendered or accepted for payment will continue to accrue interest;

            (v) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Excess Proceeds Offer Purchase Date;

            (vi) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Excess Proceeds Offer Purchase Date;

            (vii) that Holders will be entitled to withdraw their election if the Company, depository or Paying Agent, as the case may be, receives, not later than the expiration of the Excess Proceeds Offer Period, a facsimile transmission or letter setting forth the name of the

Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

            (viii) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

            (ix) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).

      On or before the Excess Proceeds Offer Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this section. The Paying Agent shall promptly (but in any case not later than three Business Days after the Excess Proceeds Offer Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Excess Proceeds Offer Purchase Date.

Section 4.13 Limitation on Liens.

      The Company will not, and will not permit any of the Significant Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property, assets, income or profits of the Company or any Significant Subsidiary or any shares of stock or debt of any Significant Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired), unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

Section 4.14 Incurrence of Indebtedness

      The Company shall not, and shall not permit any of its Significant Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") any Indebtedness; provided, however, that the Company and the Company's Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if: (i) the Leverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 6.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided, that no Guarantee may be incurred pursuant to this paragraph unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary pursuant to this paragraph.

      The foregoing provisions shall not apply to:

            (i) the incurrence by the Company or any Subsidiary of the Company of New Senior Debt (and Guarantees thereof by Subsidiaries and by the Company, if applicable) in an aggregate principal amount at any time outstanding (with letters of credit obligations being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries with respect thereto) not to exceed an amount equal to $40,000,000;

            (ii) the incurrence by the Company or any Subsidiary of the Company of the Existing Indebtedness;

            (iii) the incurrence by the Company of Indebtedness represented by the Notes;

            (iv) the incurrence by the Company or any Subsidiary of the Company of Indebtedness represented by Capital Lease Obligations, mortgage financings or Purchase Money Indebtedness, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary;

            (v) the incurrence by the Company or any Subsidiary of the Company of Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness (a) the incurrence of which was permitted under the first paragraph of this Section
4.14 or (b) to which, under the second paragraph of this Section 4.14, the provisions of the first paragraph of this Section 4.14 do not apply, provided that such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (A) the aggregate principal amount then outstanding under the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (B) the amount of any premium required to be paid in connection with such extension, refinancing, renewal, replacement, defeasement or refund pursuant to the terms of such Indebtedness, and (C) the amount of customary fees, expenses, and costs related to the incurrence of such Refinancing Indebtedness;

            (vi) the incurrence by the Company or any of its Subsidiaries of Indebtedness between or among the Company and any of its Subsidiaries or between or among any Subsidiaries;

            (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred; and

            (viii) the incurrence by the Company or any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount at any time outstanding not to exceed the positive difference between (a) $20,000,000 and (b) the amount of any Asset Sale Proceeds applied in permanent prepayment, repayment or purchase of such Indebtedness pursuant to clause (iii)(c) of Section 4.12(a) of this Indenture.

                                   ARTICLE V
                                   SUCCESSORS

Section 5.1 Limitation on Merger, Sale or Consolidation.

      The Company may not, directly or indirectly, consolidate with or merge with or into, or sell, lease or otherwise dispose of all or substantially all of its assets, on a consolidated basis, whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless:

      (a) the Company is the resulting or surviving corporation, or such successor, transferee or lessee, if other than the Company, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes the Obligations of the Company under this Indenture and the Notes by means of a supplemental indenture entered into with the Trustee; and

      (b) after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

      Upon any permitted consolidation, merger, conveyance, transfer or lease of the Company's properties and assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein in the same manner as the Company is named, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Notes (except in the case of a lease), the Company will be released from its Obligations and covenants under the Indenture and the Notes, except as to any Obligations or covenants that arise from or as a result of such transaction.

      For purposes of the foregoing, the transfer, by lease, assignment, sale or otherwise, of all or substantially all of the properties and assets of one or more Subsidiaries, which properties and assets, if held by the Company instead of such Subsidiary, would constitute all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

Section 6.1 Events of Default.

      An "Event of Default" occurs if:

      (a) the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

      (b) the Company defaults in the payment of the principal or any installment of principal of any Note when the same becomes due and payable, at maturity or otherwise, upon optional redemption, upon declaration or otherwise;

      (c) the Company fails to observe or perform any other covenant or agreement contained in this Indenture or the Notes required by it to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee;

      (d) the Company or any of its Subsidiaries fails to pay when due principal or interest on Indebtedness for money borrowed by the Company or its Subsidiaries, the principal amount of which exceeds $20.0 million, or the acceleration of such Indebtedness, that is not cured or withdrawn within 15 days after the date of written notice from the Trustee to the Company or from Holders of 25% in the aggregate principal amount of the then outstanding Notes to the Company and the Trustee;

      (e) the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (i) commences a voluntary case;

            (ii) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

            (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

            (iv) makes a general assignment for the benefit of its creditors; or

            (v) generally is unable to pay its debts as the same become due; or

      (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

            (ii) appoints a Custodian of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of its property;

            (iii) orders the liquidation of the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors or the protection of creditors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.2 Acceleration.

      If an Event of Default (other than an Event of Default specified in clauses (e) or (f) of Section 6.1 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes to be due and payable. Upon such declaration, the principal of, premium, if any, and interest on the Notes shall be due and payable immediately. If an Event of Default specified in clause (e) or (f) of Section 6.1 hereof occurs with respect to the Company, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. In addition, if an Event of Default specified in clause (e) or (f) of Section 6.1 hereof occurs with respect to any Significant Subsidiary or Significant Subsidiaries of the Company, the Trustee by notice to the Company, or Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare all the Notes due and payable.

Section 6.3 Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults.

      The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders of the Notes waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. When a Default or Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5 Control by Majority.

      The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

Section 6.6 Limitation on Suits.

      A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder gives to the Trustee notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy;

      (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7 Rights of Holders to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder made pursuant to this
Section 6.7.

Section 6.8 Collection Suit by Trustee.

      If an Event of Default specified in Section 6.1(a) or (b), hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim.

      The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Each Holder authorizes any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, and each predecessor Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.

Section 6.10 Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

      First: to the Trustee for amounts due under Section 7.7 hereof;

      Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

      Third: to the Company.

      The Trustee may fix a record date and payment date for any payment to Holders made pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII
                                    TRUSTEE

Section 7.1 Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (b) Except during the continuance of an Event of Default: (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and to confirm the correctness of all mathematical computations.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that: (i) this paragraph does not limit the effect of paragraph (b) of this
Section 7.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.1.

      (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2 Rights of Trustee.

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

      (e) The Trustee shall not be charged with knowledge of any Event of Default under subsection (b), (c), (d) or (e) (and subsection (a) if the Trustee does not act as Paying Agent) of Section 6.1 or of the identity of any Significant Subsidiary or of any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary unless either (1) a Trust Officer of the Trustee assigned to its corporate trust department shall have actual knowledge thereof, or (2) the Trustee shall have received notice thereof in accordance with Section 10.2 hereof from the Company or any Holder.

Section 7.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.4 Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of any proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or any statement in the Notes other than its authentication.

Section 7.5 Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6 Reports by Trustee to Holders.

      Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) if and to the extent required by such
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

      Section 7.7 Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such disbursements and expenses may include the reasonable disbursements, compensation and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee against any claims, demands, expenses (including but not limited to reasonable compensation, fees, disbursements and expenses of the Trustee's agents and counsel), losses, damages or liabilities incurred by it, except as set forth in the next paragraph, arising out of, related to, or in connection with the acceptance or administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses, and the costs and expenses of enforcing this Indenture (including this Section 7.7) against the Company and of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

      The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

      To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes.

      Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(e) or (f) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

      All amounts owing to the Trustee under this Section 7.7 shall be payable by the Company in United States dollars.

Section 7.8 Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

      The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b);

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a Custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10 hereof, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8 hereof, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section 7.9 Successor Trustee by Merger, Etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall always have a combined capital and surplus as stated in Section 10.10 hereof. The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII
                             DISCHARGE OF INDENTURE

Section 8.1 Termination of Company's Obligations.

      This Indenture shall cease to be of further effect (except that the Company's Obligations under Sections 7.7 and 8.2 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder.

Section 8.2 Repayment to Company.

      The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

      The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Trustee and the Paying Agent shall have no further liability with respect to such money and Holders entitled to the money must look to the Company for payment as general creditors unless any applicable abandoned property law designates another Person.

                                   ARTICLE IX
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1 Without Consent of Holders.

      The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

      (a) to cure any ambiguity, omission, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to comply with Section 5.1 hereof;

      (d) to make any other change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder; or

      (e) to comply with the requirements of the SEC in order to maintain the qualification of this Indenture under the TIA.

Section 9.2 With Consent of Holders.

      Subject to Section 6.7 hereof, the Company and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes. Subject to Sections 6.4 and 6.7 hereof, the Holders of a majority in principal amount of the Notes then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.2 may not:

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

      (b) reduce the principal of or change the fixed maturity of any Note;

      (c) reduce the rate of or change the time for payment or accrual of interest on any Note;

      (d) waive a default in the payment of the principal of or interest on any Note, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

      (e) make any Note payable in money other than that stated in the Notes;

      (f) make any change in Section 6.4 or 6.7 hereof;

      (g) waive a redemption payment with respect to any Note; and

      (h) make any change in the foregoing amendment and waiver provisions of this Article IX.

      To secure a consent of the Holders under this Section 9.2, it shall not be necessary for the Holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver.

Section 9.3 Compliance with Trust Indenture Act.

      Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented to the amendment, supplement or waiver.

      The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

      After an amendment, supplement or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (a) through
(h) of Section 9.2 hereof. In such case, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder's Note.

Section 9.5 Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

      Failure to make such notation on a Note or to issue a new Note as aforesaid shall not affect the validity and effect of such amendment or waiver.

Section 9.6 Trustee Protected.

      The Trustee shall sign all supplemental indentures, except that the Trustee may, but need not, sign any supplemental indenture that adversely affects its rights.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1 Trust Indenture Act Controls.

      This Indenture is subject to the provisions of the TIA that are required to be incorporated into this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required (or would be so required) to be incorporated in this Indenture by the TIA, the incorporated provision shall control.

Section 10.2 Notices.

      Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first class mail to the other's address stated in Section 10.10 hereof. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication to a Holder shall be mailed by first class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

      All other notices or communications shall be in writing.

      In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by the Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 10.3 Communication by Holders with other Holders.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.4 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.5 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.3) shall include:

      (a) a statement that the Person signing such certificate or rendering such opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.6 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.7 Legal Holidays.

      A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If any other operative date for purposes of this Indenture shall occur on a Legal Holiday then for all purposes the next succeeding day that is not a Legal Holiday shall be such operative date.

Section 10.8 No Recourse Against Others.

      A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

Section 10.9 Counterparts and Facsimile Signatures.

      This Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.10 Variable Provisions.

      The first certificate pursuant to Section 4.2 hereof shall be for the fiscal year ended March 31, 2004.

      The reporting date for Section 7.6 hereof is _____ 15 of each year. The first reporting date is ____ 15, 2004.

      The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

      The Company's address is:

      Peregrine Systems, Inc.
      3611 Valley Centre Drive
      San Diego, California  92130
      Attention: Chief Financial Officer

      The Trustee's address is:

      U.S. Bank National Association
      180 East Fifth Street
      St. Paul, Minnesota  55101
      Attention: Corporate Trust Administration

      Peregrine Systems, Inc. 6 1/2% Senior Notes due 2007

Section 10.11 Governing Law, Submission To Jurisdiction.

      THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE NOTES, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

Section 10.12 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or an Affiliate. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.13 Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.14 Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.15 Table of Contents, Headings, Etc.

      The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                          PEREGRINE SYSTEMS, INC., as Company



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          U.S. BANK NATIONAL ASSOCIATION,
                                          as Trustee

                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                             [FORM OF FACE OF NOTE]

                              [Global Notes Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Restricted Notes Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY 11 U.S.C. Section 1145, UNDER AN ORDER CONFIRMING THE FOURTH AMENDED PLAN OF REORGANIZATION OF PEREGRINE SYSTEMS, INC. AND PEREGRINE REMEDY, INC., AS MODIFIED. THE HOLDER OF THIS CERTIFICATE IS REFERRED TO 11 U.S.C. Section 1145 FOR GUIDANCE AS TO THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED BY ANY HOLDER THAT IS AN "AFFILIATE" (WITHIN THE MEANING OF RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR

THE TRUSTEE), (3) IN AN OFFSHORE TRANSACTION (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER APPLICABLE TO THIS SECURITY, THE FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRANSFER AGENT), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

No. ___________

                                                                $_______________

CUSIP No. _______________



                          6 -1/2% SENIOR NOTE DUE 2007

                             Peregrine Systems, Inc.

                  Peregrine Systems, Inc., a Delaware corporation (the "COMPANY"), promises to pay to _____________ or registered assigns, the principal sum of _____________________ Dollars ($___________), or such other amount as is indicated on Schedule A hereof*, on August 15, 2007, subject to the further provisions of this Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

Interest Payment Dates:  February 15 and August 15, commencing February 15, 2004

Record Dates:            February 1 and August 1

                  IN WITNESS WHEREOF, Peregrine Systems, Inc. has caused this Note to be signed manually or by facsimile by one of its duly authorized officers.

                                          Dated: _______________________________

                                          PEREGRINE SYSTEMS, INC.



                                          By: __________________________________
                                                Name:
                                                Title:





TRUSTEE'S CERTIFICATION OF AUTHENTICATION

This is one of the 6 -1/2% Senior Notes due 2007 described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:  ___________________________
      Name:
      Title:



      __________________________________
      * Applicable to Global Notes only.

                            [FORM OF REVERSE OF NOTE]

                             PEREGRINE SYSTEMS, INC.

                          6 -1/2% Senior Note due 2007

         1. Interest. PEREGRINE SYSTEMS, INC., a Delaware corporation (the "COMPANY"), is the issuer of 6 -1/2% Senior Notes due 2007 (the "NOTES"). The Notes will accrue interest at a rate of 6 -1/2% per annum. The Company promises to pay the Notes in cash in eight semiannual installments on February 15 and August 15 of each year to Holders of record on the immediately preceding February 1 and August 1, respectively, commencing with a first payment on February 15, 2004 to Holders of record on February 1, 2004 and ending with a final payment on August 15, 2007 to Holders of record on August 1, 2007. Each installment shall consist of principal of $7,350,000 plus accrued interest on the outstanding principal balance. Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from _________, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the interest rate borne by the Notes, compounded semiannually, and it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same interest rate compounded semiannually.

         2. Payments. All payments made by the Company on this Note shall be made without deduction or withholding for or on account of, any and all present or future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law.

         3. Method of Payment. The Company will pay interest on the Notes (except with respect to defaulted interest, which may be paid at such earlier date as specified in the Indenture) to the Persons who are registered Holders of Notes at the close of business on the Record Date for the next Interest Payment Date even though Notes are canceled after the Record Date and on or before the Interest Payment Date. With respect to the final payment of the Notes, Holders must surrender Notes to a Paying Agent to collect principal and premium payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's address set forth in the register of Holders. If a Holder who holds at least $5.0 million aggregate principal amount of the Notes so requests, principal, premium, if any, and interest shall be paid by wire transfer of immediately available funds to an account previously specified in writing by such Holder to the Company and the Trustee.

         4. Paying Agent and Registrar. The Trustee will act as Paying Agent and Registrar in the City of New York, New York. The Company may change any Paying Agent or Registrar without prior notice. The Company or any of its Affiliates may act in any such capacity.

         5. Indenture. The Company issued the Notes under an Indenture, dated as of August __, 2003 (the "INDENTURE"), between the Company and U.S. Bank National Association, as Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are unsecured general obligations of the Company limited to $58,800,000 in aggregate principal amount.

         6. Optional Redemption. At any time, the Company may redeem any portion of the Notes, in whole or in part, at the following prices (expressed as a percentage of the principal amount), together with accrued and unpaid interest to, but excluding, the redemption date:

         Redemption Period                                Redemption Price
         -----------------                                ----------------
Issuance Date through February 15, 2005                         102.00%
February 16, 2005 through February 15, 2006                     102.00%
February 16, 2006 through August 15, 2007                       100.00%

         In the event the Company redeems less than all of the outstanding Notes, the Notes to be redeemed shall be selected by the Trustee in accordance with Section 3.2 of the Indenture.

         7. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder's address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

         If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such Record Date.

         8. Mandatory Redemption. The Company will not be required to make mandatory redemption or repurchase payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

         9. Repurchase at Option of Holder.

         (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Purchase Date all outstanding Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the Purchase Date. Holders of Notes that are subject to an offer to purchase will receive a Change of Control Offer from the Company in accordance with
Section 3.9 of the Indenture and may elect to have such Notes or portions thereof in authorized denominations purchase by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         (b) If the Company consummates an Asset Sale (other than certain Asset Sales excluded under the Indenture), (i) the Company is required to receive consideration at least equal to the fair market value thereof; (ii) not less than 75% of the consideration generally is required to be in the form of cash or Cash Equivalents; and (iii) the Asset Sale Proceeds are required to be applied
(a) first, to the extent the Company elects, or is required, to permanently prepay, repay or purchase New Senior Debt; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company is required other than pursuant to the terms of this Indenture, to permanently prepay, repay or purchase existing Senior Indebtedness other than the New Senior Debt (including but not limited to certain Purchase Money Indebtedness as specified in the Indenture); (c) third, to the extent of 50% of the balance of Asset Sale Proceeds after application as described above, to permanently prepay, repay or purchase any certain other Indebtedness as specified in the Indenture; (d) fourth, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to certain Investments in assets as specified in the Indenture; and (e) fifth, if Asset Sale Proceeds remaining after the application of the foregoing clauses (a), (b), (c) and (d) (the "Available Asset Sale Proceeds") exceed $1,000,000, the Company is required to apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. Holders of Notes that are subject to an offer to purchase will receive an notice from the Company in accordance with Section 4.12 of the Indenture and may elect to have such Notes or portions thereof in authorized denominations purchase by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         10. Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered, and Notes may be exchanged, as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

         11. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes.

         12. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request. After that, Holders of Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another Person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         13. Defaults and Remedies.

         14. The Notes shall have the Events of Default set forth in Section 6.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing (other than an Event of Default arising from certain events of bankruptcy, insolvency or reorganization set forth in the Indenture), the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. If an Event of Default arising from certain events of bankruptcy, insolvency or reorganization set forth in the Indenture occurs with respect to the Company, such principal of, premium, if any, and interest on the Notes shall become and be due and payable immediately without further action or notice. If an Event of Default arising from certain events of bankruptcy, insolvency or reorganization set forth in the Indenture occurs with respect to any Significant Subsidiary or Significant Subsidiaries of the Company, the Trustee by notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by notice to the Company and the Trustee may declare all the Notes to be due and payable immediately. The Holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all Holders of the Notes waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal or interest on any Note. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations set forth in the Indenture, Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish annually compliance certificates to the Trustee. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

         15. Amendments, Supplements and Waivers. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes), and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture or the Notes may be amended among other things, to cure an ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for assumption of the Company's obligations to Holders, to make any change that does not adversely affect the rights of any Holder, to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA, or to provide for the issuance of additional Notes to the extent required by the Company's Chapter 11 Plan of Reorganization.

         16. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity may become the owner or pledgee of the Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have, as if it were not Trustee, subject to certain limitations set forth in the Indenture and in the TIA. Any Agent may do the same with like rights.

         17. No Recourse Against Others. A director, officer, employee, incorporator or shareholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

         18. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         19. Authentication. The Notes shall not be valid until authenticated by the manual signature of an authorized office of the Trustee or an authenticating agent.

         20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UGMA (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder of the Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                  Peregrine Systems, Inc.
                  3611 Valley Centre Drive
                  San Diego, California 92130
                  Attention:  Investor Relations

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  (I) or (we) assign and transfer this Note to

                   -------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

                   -------------------------------------------

                   -------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

          Your Signature: ____________________________________________
       (Sign exactly as your name appears on the other side of this Note)

          Date: ___________________

Signature Guarantee: * ____________________________________________

         In connection with any transfer of any of the Notes evidenced by this certificate by any Person deemed to be an "Affiliate" of the Company under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred:

CHECK ONE BOX BELOW

         (1)  [ ]   to the Company or any subsidiary thereof,

         (2)  [ ]   to a qualified institutional buyer in compliance with Rule
                    144A under the Securities Act of 1933, as amended,

         (3)  [ ]   outside the United States in compliance with Rule 904 under the Securities Act of 1933, as amended,

         (4)  [ ]   to an institutional "Accredited Investor" as defined in Rule
                    401(a)(1), (2), (3) or (7) that is acquiring these Notes for investment purposes and not for distribution.

         (5)  [ ]   pursuant to the exemption from registration provided by Rule
                    144 under the Securities Act of 1933, as amended (if available), or

         (6)  [ ]   pursuant to an effective registration statement of thes
                    Securities Act of 1933, as amended.

------------------------

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                                     ---------------------------
                                                              Signature

Signature Guarantee*


--------------------------
Signature must be guaranteed



-----------------------------------------------------------

                  TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: ___________________


------------------------

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                 NOTICE: To be executed by an executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE

                            UPON A CHANGE IN CONTROL

If you want to elect to have this Note or a portion thereof repurchased by the Company pursuant to Section 3.9 or 4.7 of the Indenture, check the box: [ ]

If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: ________________________

                 Your Signature: ______________________________
       (Sign exactly as your name appears on the other side of this Note.)

Date:    _____________________



Signature Guarantee:*


------------------------

* Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                   SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

         The initial principal amount of this Global Note shall be $_________. The following increases or decreases in the principal amount of this Global Note have been made:

 Amount of decrease in     Amount of increase     Principal amount of        Signature of         Date of exchange
  principal amount of      in principal amount      this Global Note      authorized officer       following such
    this Global Note       of this Global Note                            of Trustee or Notes   decrease or increase
                                                                               Custodian




